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Synacor Announces Appointments of Executives with

Deep Experience in Key Areas of Growth

Synacor grows talent in

strategic operations, professional services, and major customer accounts

BUFFALO, NY — (April 16, 2015) — Synacor Inc. (Nasdaq: SYNC), the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers, today announced the appointment of highly experienced executives, who will focus on key areas of growth for the company and who were attracted to Synacor’s market potential. Anand Subramanian has been named Senior Vice President, Strategic Operations. David Ho has been named Vice President, Professional Services. Singu Srinivas has been named General Manager, Strategic Accounts.

Anand Subramanian is the former CEO of NimbleTV, who joined Synacor through the acquisition earlier this year. At NimbleTV, Subramanian helped to innovate around efficient video streaming and CDN solutions. He was formerly CEO of ContextWeb, providing real-time online ad performance data for businesses and brands, and has an engineering degree from the Indian Institute of Technology. Subramanian will be taking a broader role at Synacor, leading strategic operations and finding areas for efficiency and effectiveness leveraging his video delivery, advertising and data analytics expertise.

David Ho served most recently as VP of Engineering for Synchronoss Technologies, where he had oversight of the engineering teams designing, building, delivering and supporting a portfolio of Commerce and Care solutions to top telecom and MSO clients around the world. Prior to that, Ho led professional service organizations at Nuance Communications and Comverse Network Systems. He holds a degree in Mechanical and Aerospace Engineering from Princeton University. Ho will be leading the Professional Services team at Synacor, responding to the growing customization and integration needs of our customers with solution delivery and project management discipline.

Singu Srinivas has been an advisor to Fortune 500 and high growth technology companies as a management consultant, senior executive and founder. His expertise spans managed services and software-as-a-service businesses in the communications, electronics and software industries. He joins Synacor from management consulting firm, Waterstone Management Group, where he was a partner. Prior to that, Srinivas was a general manager at Radialpoint, and a management consultant with IBM Global Services, Deloitte Consulting and Accenture. He has an MBA from the Wharton School and an M.S. in Industrial Engineering from Stanford University. Srinivas will lead Strategic Accounts at Synacor, helping to deepen relationships and grow revenues with key customers.

“I am delighted to welcome Singu and David to Synacor, and announce Anand’s expanded responsibilities. We continue to execute against our strategic plan and are focused on key areas of growth. Singu, David and Anand are highly capable and well known industry executives in managed services, solutions delivery, video streaming, and advertising analytics who see the market opportunity for Synacor and will help drive profitable growth for the company,” said Synacor CEO Himesh Bhise.

About Synacor

Synacor (NASDAQ: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers. We deliver modern, multiscreen experiences and advertising to their consumers that require scale, actionable data and sophisticated implementation. www.synacor.com

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Forward-Looking Statements

This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of Synacor, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the respective businesses of Synacor. More detailed information about these factors may be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Synacor’s annual report on Form 10-K for the year ended December 31, 2014, which is available on the company’s website at investor.synacor.com and on the SEC’s website at www.sec.gov. Synacor is under no obligation to, and expressly disclaims any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Additional Information

Synacor, Inc. (the “Company”) has provided to its stockholders a definitive proxy statement, filed with the Securities and Exchange Commission (“SEC”) on March 27, 2015, and an accompanying proxy card in connection with the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2015 Annual Meeting. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the 2015 Annual Meeting is included in the definitive proxy statement filed by the Company with the SEC in connection with such meeting. In addition, information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015. To the extent holdings of the Company’s securities have changed since the amounts contained in the definitive proxy statement filed with the SEC in connection with the 2015 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Such documents are, or will be, available free of charge at the SEC website at http://www.sec.gov. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO THE PARTICIPANTS.

Contacts

Investor Contact:

Denise Garcia, Managing Director

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

716-362-3880

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